Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

International Flavors & Fragrances Inc. Retirement Investment Fund Plan
New York, New York

We consent to the incorporation by reference in Registration Statement No. 33-54423 on Form S-8 of our report dated June 29, 2020, appearing in the Annual Report on Form 11-K of the International Flavors & Fragrances, Inc. Retirement Investment Fund Plan for the year ended December 31, 2019.

/s/ Smolin, Lupin & Co., P.A.
Fairfield, New Jersey
June 29, 2020